EXHIBIT 99

Empire Petroleum Provides Encouraging North Dakota Drilling Program Update and Reports Q1 2024 Results

TULSA, OK – (May 15, 2024) – Empire Petroleum (NYSE American: EP) (“Empire” or the “Company”), an oil and gas company with producing assets in New Mexico, North Dakota, Montana, Texas, and Louisiana, today provided an update on its North Dakota development drilling program and reported results for the first quarter of 2024.

FIRST QUARTER 2024 HIGHLIGHTS

o	Reported Q1-24 net sales volumes of 2,207 barrels of oil equivalent per day (“Boe/d”);
o	65% oil, 17% natural gas liquids (“NGLs”), and 18% natural gas
o	Average daily oil sales volumes grew by 11% sequentially and 8% year-over-year

o	Commenced $20.66M Rights Offering at $5.00 per share to fund current drilling, 3-D seismic imaging, other strategic initiatives, and operations, which was successfully completed in Q2-24;

o	Initiated 3-D & 2-D seismic survey for the North Dakota drilling program, 3-D & 2-D shoot was completed in May 2024, with data sent for processing and a completion target of the end of Q2-24;

o	Continued optimization and evaluation around the waterflood units in Empire’s New Mexico assets, including an upcoming pilot drilling program; and

o	Reported Q1-24 total revenue of $9.4 million, a net loss of $4.0 million, or $0.15 per share and an Adjusted Net Loss of $3.9 million, or $0.15 per share;
o	Generated Q1-24 Adjusted EBITDA of ($0.7) million

2024 OUTLOOK

Phil Mulacek, Chairman, commented, “Recent drilling and data from the North Dakota field and reservoir affirm our confidence in the opportunity to drive meaningful production improvements in this area. We continue to see excellent well economics within our North Dakota operations and are pleased to have achieved significant per-well cost reductions as compared to our initial expectations, following the drilling of our most recent wells. The integration of the new 3-D and the EOR infrastructure in North Dakota are the key drivers for our production growth goals in 2024, which we expect to be weighted to the second half of the year.”

Mike Morrisett, President and CEO, added, “Our team has assembled a strong base of producing assets, and we have a clear, focused strategy to build value from this portfolio. Our principal focus for the balance of 2024 is to complete our North Dakota development program. Moving into 2025, the Permian in New Mexico’s Lea County represents a significant production growth opportunity. We have initiated technical work to identify uplift opportunities at our three prolific waterflood units in Lea County, though we expect it to take a few more quarters before we can commence our pilot drilling program there.”

North Dakota – Williston Basin:

Empire expects North Dakota development efforts to drive production improvements targeted to return operations to positive cash flow and support New Mexico exploration and development in late 2024 and beyond.

o	70% of the horizontal wells completed or in progress and more under development over the next 2 quarters; the remaining 30% of the horizontal laterals will be completed for initial Enhanced Oil Recovery (EOR) development in Q2-Q3 2024;
o	First stage of the EOR infrastructure to be completed in Q2-2024 and the balance installed in Q3-2024;
o	Initial production impact anticipated to ramp in Q3-2024 to Q4-2024 and beyond;
o	Drill core data, currently being evaluated, has confirmed new zones of potential development; and
o	3-D seismic program to guide North Dakota drilling and development;
o	Completed 3-D & 2-D seismic shoot in early May 2024; expect to complete 3-D processing/analysis and updated 3-D model by end of Q2-2024 to support launch of development program in Q3-2024

New Mexico – Permian Basin:

o	Initiated data and analytics on historical water injection profiles across all injectors in Empire’s waterflood units;
o	Currently focused on evaluating conformance improvements;
o	Optimizing waterflood aerial performance to enhance overall recovery efficiency;
o	Constructed reservoir simulation model of Eunice Monument South Unit (EMSU), Eunice Monument South Unit-B (EMSU-B) and Arrowhead Grayburg Unit (AGU) to evaluate performance and impact to SWD injection and long-term flooding into the San Andres;
o	Identified high potential recompletion opportunities in outlying fields; and
o	Initiated legal and regulatory actions against third parties trespassing on the NM water floods

FIRST QUARTER 2024 FINANCIAL AND OPERATIONAL RESULTS

	Q1-24	Q4-23	% Change[2] Q1-24 vs. Q4-23	Q1-23	% Change[2] Q1-24 vs. Q1-23

Net equivalent sales (Boe/d)	2,207	2,011	10%	2,206	NM
Net oil sales (Bbls/d)	1,437	1,294	11%	1,336	8%
Realized price ($/Boe)	50.96	53.50	-5%	50.87	NM
Product Revenue ($M)	10,235	9,898	3%	10,100	1%
Net Income (Loss) ($M)	(3,975)	(4,797)	17%	(2,460)	-62%
Adjusted Net Income (Loss) ($M)[1]	(3,866)	(5,753)	33%	(2,059)	-88%
Adjusted EBITDA ($M)[1]	(729)	(2,917)	75%	228	NM

________________________________

1 Adjusted Net Income (Loss), EBITDA and Adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Information” section later in this release for more information, including reconciliations to the most comparable GAAP measure.

2 NM: A percentage calculation is not meaningful due to change in signs, a zero-value denominator, or a percentage change greater than 200.

Net sales for Q1-24 were 2,207 Boe/d, including 1,437 barrels of oil per day; 382 barrels of NGLs per day, and 2,328 thousand cubic feet per day (“Mcf/d”) or 388 Boe/d of natural gas.

Empire reported Q1-24 total revenue of $9.4 million versus $10.1 million in Q1-23. Contributing to the decrease was a $0.9 million net loss on derivatives versus a net loss on derivatives of $0.07 million in Q1-23. Partially offsetting the change in derivatives loss was the increase in oil production due to new wells completed in North Dakota.

Q1-24 lease operating expenses increased to $7.4 million versus $6.5 million for Q1-23, primarily due to higher power and fuel costs, higher contract labor and an increase in employee headcount.

Production and ad valorem taxes for Q1-24 were $0.8 million, slightly higher year-over-year as a result of higher product revenues.

Depreciation, Depletion, Amortization and Accretion (“DD&A”) for Q1-24 was $1.98 million versus $1.02 million for Q1-23. The increase in production and the impact of higher capitalized costs associated with the new drilling activity in North Dakota drove DD&A expense higher year-over-year.

General and administrative expenses, excluding share-based compensation expense, were $2.9 million, or $14.33 per Boe in Q1-24 versus $3.0 million, or $15.23 per Boe in Q1-23. The year-over-year decrease was primarily due to severance expense for the former CEO in Q1-23, which more than offset a Q1-24 increase in salaries and benefits associated with an increase in employee headcount.

Interest expense for Q1-24 was $0.3 million compared to $0.2 million for Q1-23.

Empire recorded a Q1-24 net loss of $4.0 million, or $0.15 per diluted share, versus a Q1-23 net loss of $2.5 million, or $0.11 per diluted share.

Adjusted EBITDA was a loss of $0.7 million for Q1-24 compared to Adjusted EBITDA of $0.2 million in Q1-23.

CAPITAL SPENDING, BALANCE SHEET & LIQUIDITY

For the three months ended March 31, 2024, Empire invested approximately $13.4 million in capital expenditures, primarily reflecting the completion of 4 wells in North Dakota.

As of March 31, 2024, Empire had approximately $3.5 million in cash on hand and approximately $1.1 million available on its credit facility. Empire received proceeds of approximately $20.66 million following the close of the Rights Offering in April 2024.

ABOUT EMPIRE PETROLEUM

Empire Petroleum Corporation is a publicly traded, Tulsa-based oil and gas company with current producing assets in New Mexico, North Dakota, Montana, Texas, and Louisiana. Management is focused on organic growth and targeted acquisitions of proved developed assets with synergies with its existing portfolio of wells. More information about Empire can be found at www.empirepetroleumcorp.com.

SAFE HARBOR STATEMENT

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitations, statements with respect to the Company’s estimates, strategy, and prospects. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2023, and its other filings with the SEC. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, and other risks and uncertainties related to the conduct of business by the Company. Other than as required by applicable securities laws, the Company does not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations, or otherwise.

CONTACTS

Empire Petroleum Corporation

Mike Morrisett

President & CEO

539-444-8002

Info@empirepetrocorp.com

Kali Carter

Communications & Investor Relations Manager

918-995-5046

IR@empirepetrocorp.com

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Revenue:
Oil Sales	$9,441,964	$9,106,041	$8,938,715
Gas Sales	377,130	410,816	656,035
Natural Gas Liquids ("NGLs") Sales	416,211	381,497	504,954
Total Product Revenues	10,235,305	9,898,354	10,099,704
Other	10,086	15,705	19,364
Gain (Loss) on Derivatives	(858,150)	1,253,708	(66,823)
Total Revenue	9,387,241	11,167,767	10,052,245

Costs and Expenses:
Lease Operating Expense	7,387,423	7,956,264	6,520,163
Production and Ad Valorem Taxes	833,447	772,781	758,114
Depletion, Depreciation & Amortization	1,490,130	1,035,059	622,489
Accretion of Asset Retirement Obligation	485,349	478,881	401,275
Impairment	—	—	—
General and Administrative Expense:
General and Administrative	2,879,037	4,536,237	3,023,279
Stock-Based Compensation	710,002	855,514	949,639
Total General and Administrative Expense	3,589,039	5,391,751	3,972,918

Total Cost and Expenses	13,785,388	15,634,736	12,274,959

Operating Income (Loss)	(4,398,147)	(4,466,969)	(2,222,714)

Other Income and (Expense):
Interest Expense	(315,049)	(328,445)	(237,299)
Other Income (Expense)	738,000	465	422
Income (Loss) before Taxes	(3,975,196)	(4,794,949)	(2,459,591)

Income Tax (Provision) Benefit	—	(2,528)	—

Net Income (Loss)	$(3,975,196)	$(4,797,477)	$(2,459,591)

Net Income (Loss) per Common Share:
Basic	$(0.15)	$(0.20)	$(0.11)
Diluted	$(0.15)	$(0.20)	$(0.11)
Weighted Average Number of Common Shares Outstanding:
Basic	25,688,427	23,912,271	22,096,796
Diluted	25,688,427	23,912,271	22,096,796

EMPIRE PETROLEUM CORPORATION

Condensed Operating Data

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023

Net Sales Volumes:
Oil (Bbl)	130,760	119,022	120,257
Natural gas (Mcf)	211,820	215,855	231,218
Natural gas liquids (Bbl)	34,785	30,011	39,756
Total (Boe)	200,848	185,009	198,549

Average daily equivalent sales (Boe/d)	2,207	2,011	2,206

Average Price per Unit:
Oil ($/Bbl)	$72.21	$76.51	$74.33
Natural gas ($/Mcf)	$1.78	$1.90	$2.84
Natural gas liquids ($/Bbl)	$11.97	$12.71	$12.70
Total ($/Boe)	$50.96	$53.50	$50.87

Operating Costs and Expenses per Boe:
Lease operating expense	$36.78	$43.00	$32.84
Production and ad valorem taxes	$4.15	$4.18	$3.82
Depreciation, depletion, amortization and accretion	$9.84	$8.18	$5.16
General & administrative expense:
General & administrative expense	$14.33	$24.52	$15.23
Stock-based compensation	$3.54	$4.62	$4.78
Total general & administrative expense	$17.87	$29.14	$20.01

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2024	2023
ASSETS
Current Assets:
Cash	$3,491,465	$7,792,508
Accounts Receivable	7,290,007	8,354,636
Derivative Instruments	—	406,806
Inventory	1,797,342	1,433,454
Prepaids	1,250,672	757,500
Total Current Assets	13,829,486	18,744,904

Property and Equipment:
Oil and Natural Gas Properties, Successful Efforts	107,020,654	93,509,803
Less: Accumulated Depreciation, Depletion and Impairment	(24,427,923)	(22,996,805)
Total Oil and Gas Properties, Net	82,592,731	70,512,998
Other Property and Equipment, Net	1,729,316	1,883,211
Total Property and Equipment, Net	84,322,047	72,396,209

Other Noncurrent Assets	1,931,161	1,474,503

TOTAL ASSETS	$100,082,694	$92,615,616

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$17,194,236	$16,437,219
Accrued Expenses	7,436,586	7,075,302
Derivative Instruments	440,644	—
Current Portion of Lease Liability	430,273	432,822
Current Portion of Note Payable - Related Party	1,060,004	1,060,004
Current Portion of Long-Term Debt	486,483	44,225
Total Current Liabilities	27,048,226	25,049,572

Long-Term Debt	8,533,693	4,596,775
Term Note Payable - Related Party	2,970,000	—
Long-Term Lease Liability	441,748	544,382
Derivative Instruments	1,292,000	—
Asset Retirement Obligations	28,105,761	27,468,427
Total Liabilities	68,391,428	57,659,156

Stockholders' Equity:
Series A Preferred Stock - $.001 Par Value, 10,000,000 Shares Authorized, 6 and 6 Shares Issued and Outstanding, Respectively	—	—
Common Stock - $.001 Par Value, 190,000,000 Shares Authorized, 25,623,674 and 25,503,530 Shares Issued and Outstanding, Respectively	85,145	85,025
Additional Paid-in-Capital	100,200,135	99,490,253
Accumulated Deficit	(68,594,014)	(64,618,818)
Total Stockholders' Equity	31,691,266	34,956,460

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$100,082,694	$92,615,616

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Cash Flows From Operating Activities:
Net Income (Loss)	$(3,975,196)	$(4,797,477)	$(2,459,591)

Adjustments to Reconcile Net Income (Loss) to Net Cash
Provided By Operating Activities:
Stock Compensation and Issuances	710,002	855,513	949,639
Amortization of Right of Use Assets	135,733	135,733	76,225
Depreciation, Depletion and Amortization	1,490,130	1,035,059	622,489
Accretion of Asset Retirement Obligation	485,349	478,881	401,275
(Gain) Loss on Commodity Derivatives	858,150	(1,253,708)	66,823
Settlement on or Purchases of Derivative Instruments	(10,700)	(266,653)	(41,187)
Gain on Financial Derivatives	(738,000)	—	—
Change in Operating Assets and Liabilities:
Accounts Receivable	1,064,629	(1,128,490)	(849,909)
Inventory, Oil in Tanks	(363,888)	131,230	(420,859)
Prepaids, Current	(2,398)	(165,768)	89,812
Accounts Payable	4,339,024	556,917	(213,611)
Accrued Expenses	361,284	649,185	(110,053)
Other Long Term Assets and Liabilities	(446,430)	(160,691)	(3,177,767)
Net Cash Provided By (Used In) Operating Activities	3,907,689	(3,930,269)	(5,066,714)

Cash Flows from Investing Activities:
Additions to Oil and Natural Gas Properties	(16,940,873)	(8,950,338)	(2,210,004)
Purchase of Other Fixed Assets	(31,023)	(173,337)	(27,170)
Cash Paid for Right of Use Assets	(125,238)	(124,485)	(86,545)
Sinking Fund Deposit	—	—	2,779,000
Net Cash Provided By (Used In) Investing Activities	(17,097,134)	(9,248,160)	455,281

Cash Flows from Financing Activities:
Borrowings on Credit Facility	3,950,000	4,492,484	—
Proceeds from Promissory Note	5,000,000	—	—
Principal Payments of Debt	(61,598)	(4,517,576)	(569,136)
Proceeds from Option and Warrant Exercises	—	9,961,195	—
Net Cash Provided By (Used In) Financing Activities	8,888,402	9,936,103	(569,136)

Net Change in Cash	(4,301,043)	(3,242,326)	(5,180,569)

Cash - Beginning of Period	7,792,508	11,034,834	11,944,442

Cash - End of Period	$3,491,465	$7,792,508	$6,763,873

Empire Petroleum Corporation

Non-GAAP Information

Certain financial information included in Empire’s financial results are not measures of financial performance recognized by accounting principles generally accepted in the United States, or GAAP. These non-GAAP financial measures include “Adjusted Net Income (Loss)”, “EBITDA” and “Adjusted EBITDA”. These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be reported by other companies. Adjusted Net Income (Loss) is presented because the timing and amount of these items cannot be reasonably estimated and affect the comparability of operating results from period to period, and current periods to prior periods.

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023

Net Income (Loss)	$(3,975,196)	$(4,797,477)	$(2,459,591)

Adjusted for:
(Gain) loss on commodity derivatives	858,150	(1,253,708)	66,823
Settlement on or purchases of derivative instruments	(10,700)	(266,653)	(41,187)
Gain on financial derivatives	(738,000)	—	—
CEO severance (including employer taxes)	—	—	374,820
Professional fees for potential financing transactions	—	564,588	—

Adjusted Net Income (Loss)	$(3,865,746)	$(5,753,250)	$(2,059,135)

Diluted Weighted Average Shares Outstanding	25,688,427	23,912,271	22,096,796

Adjusted Net Income (Loss) Per Share	$(0.15)	$(0.24)	$(0.09)

The Company defines Adjusted EBITDA as net income (loss) plus net interest expense, depreciation, depletion and amortization (“DD&A”), accretion, amortization of right of use assets and other items. Company management believes this presentation is relevant and useful because it helps investors understand Empire’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. In addition, Adjusted EBITDA does not represent funds available for discretionary use.

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023

Net Income (Loss)	$(3,975,196)	$(4,797,477)	$(2,459,591)

Add Back:
Interest expense	315,049	328,445	237,299
DD&A	1,490,130	1,035,059	622,489
Accretion	485,349	478,881	401,275
Amortization of right of use assets	135,733	135,733	76,225
Income taxes	—	2,528	—
EBITDA	$(1,548,935)	$(2,816,830)	$(1,122,303)

Adjustments:
Stock based Compensation	710,002	855,514	949,639
(Gain) loss on commodity derivatives	858,150	(1,253,708)	66,823
Settlement on or purchases of derivative instruments	(10,700)	(266,653)	(41,187)
Gain on financial derivatives	(738,000)	—	—
CEO severance (including employer taxes)	—	—	374,820
Professional fees for potential financing transactions	—	564,588	—

Adjusted EBITDA	$(729,483)	$(2,917,089)	$227,792